Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-249391) and Form S-3 (No. 333-262295) of Aziyo Biologics, Inc. of our report dated March 8, 2022 relating to the financial statements, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
March 8, 2022